                                                                   Exhibit 10.18


                         [MENDIK 1740 CORP. LETTERHEAD]


                              As of April 26, 1996



The Mutual Life Insurance Company
    of New York
1740 Broadway
New York, New York 10019

                                  1740 Broadway
                               New York, New York

Gentlemen:

            Reference is made to the Amendment of Lease (the "Amendment"), dated as of the date hereof, between 1740 Broadway Associates L.P. ("Landlord") and The Mutual Life Insurance Company of New York ("Tenant"). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to such terms in the Amendment.

            A. Tenant has informed Mendik 1740 Corp. (the" Company"), a general partner of Landlord, that, among other economic incentives offered to Tenant, certain economic incentives (the "Economic Incentive Package") in the form of reductions in Real Estate Taxes and commercial rent and occupancy taxes have been offered to Tenant by The City of New York (the "City") and the New York City Industrial Development Agency (the "IDA") pursuant to IDA Resolution, dated March 12, 1996, and ,IDA Resolution dated April 9, 1996 (collectively, the "Resolution"), a true, complete and correct copy of which is annexed hereto and made a part hereof as Exhibit "A". For purposes of this letter, it is expressly agreed that the Economic Incentive Package does not include sales tax incentives or the BIR Reductions (as such term is

The Mutual Life Insurance Company
 of New York
as of April 26, 1996
Page 4


defined in the Lease). The Company and Tenant acknowledge that in order for the Economic Incentive Package to be made available to Tenant, the Building must be converted to a condominium form of ownership and various other actions must be taken to implement the Economic Incentive Package. The Company has informed Tenant that Nancy Creek, Inc., the other general partner of Landlord, is not prepared to convert the Building to a condominium form of ownership or otherwise implement the Economic Incentive Package, and that as a result thereof, and in order to partially compensate Tenant for some of the economic benefits it otherwise would have received if the Economic Incentive Package were implemented, the Fixed Rent under the Amendment has been reduced below the amount originally contemplated. The Company and Tenant agree that if, prior to December 31, 1996, Landlord shall deliver the Notice (hereinafter defined), then the Company shall cause Landlord to, and Tenant shall, enter into a modification of the Lease (the "Modification"), containing in substance the provisions specified in Exhibit "B" annexed hereto and made a part hereof. If Landlord shall deliver the Notice and Landlord and Tenant shall fail to enter into the Modification within ten (10) Business Days after delivery of the Notice, then the Lease shall be deemed to be modified by the provisions of Exhibit B hereof and, at the request of either party, Landlord and Tenant shall execute and deliver to each other an agreement confirming such modification of the Amendment, provided, however, that the failure of Landlord or Tenant to execute or deliver the same shall not vitiate the automatic modification of the Amendment pursuant to the provisions hereof. Notwithstanding the foregoing, Tenant acknowledges and agrees that Landlord shall have no obligation

The Mutual Life Insurance Company
 of New York
as of April 26, 1996
Page 4


whatsoever to convert the Building to a condominium form of ownership or otherwise take any action to implement the Economic Incentive Package, even though, as a result thereof, Tenant will not be able to receive the benefits of the Economic Incentive Package.

            B. Landlord, in its sole and absolute discretion, may elect to convert the Building to condominium form of ownership and otherwise implement the Economic Incentive Package and enter into the Modification by written notice (the "Notice") (which Notice shall be, except as set forth in this letter, unconditional and irrevocable), signed by all general partners of Landlord (in which Landlord shall represent and warrant to Tenant in the Notice that all general partners of Landlord have signed the Notice), delivered to Tenant not later than December 31, 1996, in respect of which date time shall be of the essence.

            C. The Company agrees that it shall cause Landlord to use its diligent, good faith, commercially reasonable efforts to include, in each lease for space in the Building which Landlord shall enter into after the date hereof, a clause to the effect that if Landlord shall implement, or shall have implemented, an economic incentive package for the benefit of a tenant or other occupant of the Building and, as a result thereof, Taxes shall be reduced or abated, in whole or in part, with respect to all or any portion of the Building, then for purposes of calculating the tax escalation payment payable by such tenant for any space leased by such tenant (other than any space leased by such tenant which is subject to payments in lieu of taxes), Taxes shall be the Taxes which would have been payable without regard to such reduction or abatement. Notwithstanding the foregoing, Landlord shall not be obligated to include such clause

The Mutual Life Insurance Company
 of New York
as of April 26, 1996
Page 4


in any lease after (i) December 31, 1996 (if the Notice has not been delivered by such date), and that if Landlord shall have delivered the Notice by such date, Landlord shall be required to include such clause in leases entered into after December 31, 1996 as and to the extent required in Exhibit "B" hereof.

            If the foregoing accurately reflects your understanding of our agreement, please sign letter where indicated below.


                                          MENDIK 1740 CORP.



                                          By:  /s/ David R. Greenbaum
                                               ---------------------
                                              Name:  David R. Greenbaum
                                                     ------------------
                                              Title: President
                                                     ---------


ACCEPTED & AGREED TO:
THE MUTUAL LIFE INSURANCE
   COMPANY OF NEW YORK


By:  /s/ Joel Kampf
     --------------
    Name:  Joel Kampf
           ----------
    Title  VP - Corp Services
           ------------------

                                   EXHIBIT "A"

                                 The Resolution

            RESOLUTION OF THE NEW YORK CITY INDUSTRIAL DEVELOPMENT AGENCY AUTHORIZING THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK AND CERTAIN AFFILIATES TO ACQUIRE, RENOVATE, EQUIP AND MAINTAIN FROM TIME TO TIME A CERTAIN COMMERCIAL FACILITY CONSISTING OF THE CONSTRUCTION FROM TIME TO TIME OF LEASEHOLD IMPROVEMENTS AND RENOVATIONS TO CERTAIN LEASED PREMISES WITHIN A BUILDING, AND THE ACQUISITION, LEASING, INSTALLATION AND MAINTENANCE FROM TIME TO TIME OF MACHINERY, EQUIPMENT AND CERTAIN OTHER TANGIBLE PERSONAL PROPERTY AT SUCH BUILDING WITHIN THE CITY OF NEW YORK, ALL FOR THE PROVIDING OF CORPORATE HEADQUARTERS AND INSURANCE SERVICES, ANNUITIES MUTUAL FUNDS AND SECURITIES AND RELATED OPERATIONS, FOR SALE OR LEASE TO THE AGENCY AND SUBSEQUENT LEASE TO THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK AND/OR ONE OR MORE OF ITS AFFILIATES AND TO TAKE OTHER PRELIMINARY ACTION

            WHEREAS, The Mutual Life Insurance Company of New York (the "Company") has entered into negotiations with officials of the New York City Industrial Development Agency (the "Agency") with respect to the acquisition, renovation, equipping and maintaining by the Agency from time to time with the proceeds of a bond issue of a certain commercial facility consisting of the construction from time to time of leasehold improvements and renovations to those certain premises leased to the Company at 1740 Broadway, New York, New York, and the acquisition, leasing, installation and maintenance from time to time of machinery, equipment and certain other tangible personal property to be installed and located at 1740 Broadway, New York, New York, all for the providing of corporate headquarters, insurance services, annuities, mutual funds and securities and related operations of the Company and certain affiliates (the "Project") and the lease of the Project to the company and/or one or more of its affiliates; and

            WHEREAS, the Company has submitted a Project Application, to the Agency to initiate the accomplishment of the above; and

            WHEREAS, the Application and related materials submitted to the Agency set forth certain information with respect to the Company and the Project, including the following: that the Company currently leases approximately 137,000 square feet of space at 1740 Broadway, which leases expire over the next six years; that the Company desires to extend its leases at 1740 Broadway for a twenty-year period, which new leases would include assuming additional new space in 1996 to accommodate expected growth; that the Company has explored a number of alternatives to remaining at 1740 Broadway, including relocating outside of New York City, particularly, to Syracuse, New York and Teaneck, New Jersey; that the Company analyzed the financial implications of such a move and determined that remaining in the City would cost the Company more than relocating; that relocating to a site outside of the City would allow the Company to effectively service its clients at a significantly lower cost; that in order to induce the Company to retain its offices within the City and to reduce the competitive cost differential, the Agency and appropriate officials of the City entered into negotiations with the Company to secure satisfactory public financial incentives and thereby induce the Company to remain and expand its existing operations within the City; that financial assistance from the Agency in the form of real estate tax abatements and sales and/or use tax exemptions for the Project is a vital element in bridging the cost differential between the New York City and Syracuse and Teaneck locations and retaining the operations in New York City and the benefits will help lower the Company's cost of doing business in New York City, is an essential component of the Company's decision to remain within the City and will obviate the need to relocate; that in the absence of the Agency benefits, it would not be economically feasible and justifiable for the Company to continue maintaining operations in the City; that based upon the public financial incentives provided through the Agency, the Company and its affiliates desire to proceed with the Project in the City; that the Company presently employs approximately 200 full-time and part-time employees in New York City, that the Company would construct first class insurance services offices in the space to be assumed in 1996 and undertake the renovation of its existing space, as well as replace certain equipment; that the Company desires to undertake the Project to maintain and enhance its competitive position in the insurance services community; and

            WHEREAS, based upon the Application, the Agency hereby determines that Agency financing assistance is necessary to encourage the Company to proceed with the Project; and

            WHEREAS, the Agency desires to further induce the Company and its affiliates with respect to the Project, if by so doing it is able to encourage the Company and its affiliates to proceed with the Project; and

            WHEREAS, the Project should not be delayed by the requirement of determining the details of a bond issue, which cannot be immediately accomplished, and the Company has agreed to extend its own funds with respect to the Project, subject to reimbursement from the proceeds of the bonds;

            NOW, THEREFORE, THE NEW YORK CITY INDUSTRIAL DEVELOPMENT AGENCY HEREBY RESOLVES AS FOLLOWS:

            Section 1. The Agency hereby determines that the acquisition, renovation, equipping, installing and maintaining of the Project and the financing thereof by the Agency pursuant to the New York State Industrial Development Agency Act will promote and is authorized by and will be in furtherance of the policy of the State as set forth in said Act. The agency further hereby determines, on the basis of the Application of the Company and supplemental information furnished by the Company, as follows: (a) it would not have financed the Project except to induce the location of the Project in the area to be served by the Project as there is demonstrable need for the Project and the services it offers; (b) but for the availability of Agency financing for the Project in such area, the Project would not be economically feasible; (c) there will be no substantial adverse disruption of existing employment or facilities of a similar nature to the Project in such area; and (d) the Project will provide substantial employment and substantial capital investment. The Agency further determines that the portion of any facilities or property comprising the Project which is primarily used in making retail sales of goods or services to customers who personally visit such facilities within the meaning of Section 862 of the New York General Municipal Law constitutes not more than one-third of the total Project cost. The Agency also determines that

                  (y) the Project shall not result in the removal of any facility or plant of the Company or any other occupant or user of the Project from outside of the City (but within the State of New York) to within the City or in the abandonment of one or more facilities or plants of the Company or any other occupant or user of the Project located within the State of New York but outside of the City; and

                  (z) no funds of the Agency shall be used in connection with the Project for the purpose of preventing the establishment of an industrial or manufacturing plant or for the purpose of advertising or promotional materials which depict elected or appointed government officials in either print or electronic media, nor shall any funds of the Agency be given in connection with the Project to any group or organization which is attempting to prevent the establishment of an industrial or manufacturing plant within the State of New York.

            Section 2. The Agency hereby authorizes the Company and its affiliates to proceed with the Project as herein authorized, which Project will be financed through the issuance of the bonds of the Agency, which bonds will be special obligations of the Agency payable solely from the revenues and other amounts derived pursuant to a lease of the Project.

            Section 3. The Agency will undertake, as soon as it is furnished with sufficient information as to the particular amount, interest rate, maturities, redemption and other terms, the purchaser, the security and other conditions to permit the authorization, issuance and sale of the bonds, to use its best efforts to proceed, subject to agreement among the Agency, the Company and the purchaser of the bonds as to terms in all agreements to be entered into with respect to the Project, with the issuance of the bonds to finance the Project in an amount not to exceed $28,500,000.

            Section 4. The officers of the Agency and other appropriate officials of the Agency and its agents and employees are hereby authorized and directed to take whatever steps may be necessary to cooperate with the Company and its affiliates to assist in the acquisition, renovation, equipping, installing and maintaining of the Project.

            Section 5. The Company and its affiliates are authorized to initiate the acquisition, renovation, equipping, installation and maintaining of the Project and to advance such funds as may be necessary to accomplish such purposes, subject to reimbursement for all qualifying expenditures out of the proceeds of the bonds to be issued by the Agency. The Agency is hereby authorized to enter into such agreements (including, without limitation, a pre-bond issuance sales tax letter and related indemnification agreement, a sublease of 1740 Broadway from the Company to the Agency (the "Interim Lease") and a sub-sublease of such space from the Agency to the Company (the "Interim Sublease")) with the Company and one or more of its affiliates as the Chairman, Vice Chairman, Executive Director or Deputy Executive Director may deem necessary in order to accomplish the above.

            Section 6. Any qualified costs incurred by the Company or any affiliate in initiating the acquisition, renovation, equipping, installing and maintaining of the Project shall be reimbursed by the Agency from the proceeds of the bonds; provided that the Agency incurs no liability with respect thereto except as otherwise provided in this resolution.

            Section 7. The Agency is hereby authorized to cause the Company and its affiliates to proceed with the Project, the agreed costs thereof to be paid by the Agency by the application of the proceeds of the bonds, all as particularly authorized by the terms and provisions of the agreements to be entered into by the Agency. The proper officers of the Agency are hereby authorized to acquire the Project machinery and equipment from the seller(s) or lessor(s) thereof and to accept a lease and/or bill(s) of sale therefor through the application of a portion of the proceeds of the bonds. The Company and its affiliates are authorized to proceed with the Project on behalf of the Agency as set forth in the pre-bond issuance sales tax letter and related indemnification agreement, the Interim Lease and the Interim Sublease; provided, however, that it is acknowledged and agreed by the Company and its affiliates that (i) nominal title to or other interest of the Agency in the Project shall be in the Agency for financing purposes only, and (ii) the Company and its affiliates are hereby constituted an agent for the Agency solely for the purpose of effecting the Project and the Agency shall have no personal liability for any such action taken by the Company or an affiliate for such purpose.

            Section 8. Any expenses incurred by the Agency with respect to the Project and the financing thereof shall be reimbursed out of the proceeds of the bonds, or, in the event such proceeds are insufficient after payment of other costs of the Project or bonds are not issued by the Agency due to inability to consummate the transaction herein contemplated (other than by fault of the Agency), shall be paid by the Company. By acceptance hereof, the Company agrees to pay such expenses and further agree to indemnify the Agency, its members, directors, employees and agents and hold the Agency and such persons harmless against claims for losses, damage or injury or any expenses or damages incurred as a result of action taken by or on behalf of the Agency in good faith with respect to the Project and the financing thereof.

            Section 9. This resolution is subject to the approval of a private investigative report with respect to the Company. The provisions of this resolution shall continue to be effective until one year from the date hereof whereupon the Agency may, at its option, terminate the effectiveness of this resolution (except with respect to the matters contained in Section 8 hereof) unless prior to the expiration of such year (i) the Agency shall by subsequent resolution extend the effective period of this resolution, (ii) the Agency shall adopt a resolution authorizing the issuance of the Agency's bonds or notes to finance the costs of the Project as herein authorized or (iii) the Company shall be continuing to take affirmative steps to secure financing for the Project.

            Section 10. The Agency hereby determines, based upon information furnished to the Agency by the Company and such other information as the Agency has deemed necessary to make this determination, that the Project, an unlisted action, pursuant to the State Environmental Quality Review Act, being Article 8 of the New York Environmental Conservation Law and the implementing regulations, will not have a significant effect on the environment and that a Draft Environmental Impact Statement will not be prepared. The reasons supporting this determination are as follows:

            (a) The Project will not result in a substantial adverse change in existing air quality, traffic or noise levels.

            (b) The Project will not result in the impairment of the character or quality of important historical, archeological, architectural, or aesthetic resources or of existing community or neighborhood character.

            (c) The Project will not result in the creation of a hazard to human health.

            (d) No other significant effects upon the environment that would require the preparation of an Environmental Impact Statement are foreseeable.

            Section 11. The officers of the Agency are hereby designated the authorized representatives of the Agency and each of them is hereby authorized and directed to execute and deliver any and all papers, instruments, opinions, certificates, affidavits and other documents and to do and cause to be done any and all acts and things necessary or proper for carrying out this Resolution.

            Section 12. In connection with the Project, the Agency intends to grant the Company and its affiliates financing assistance in the form of real estate tax abatements and sales and/or use tax exemptions.

            Section 13. This resolution shall take effect immediately.

ADOPTED:    March 12, 1996

Accepted: ______________, 1996

                                          THE MUTUAL LIFE INSURANCE
                                          COMPANY OF NEW YORK


                                          By:______________________

ATTEST:

(SEAL)

_____________________

            RESOLUTION OF THE NEW YORK CITY INDUSTRIAL DEVELOPMENT AGENCY AMENDING A RESOLUTION ADOPTED BY THE AGENCY ON MARCH 12, 1996 AND ENTITLED "RESOLUTION OF THE NEW YORK CITY INDUSTRIAL DEVELOPMENT AGENCY AUTHORIZING THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK AND CERTAIN AFFILIATES TO ACQUIRE, RENOVATE, EQUIP AND MAINTAIN FROM TIME TO TIME A CERTAIN COMMERCIAL FACILITY CONSISTING OF THE CONSTRUCTION FROM TIME TO TIME OF LEASEHOLD IMPROVEMENTS AND RENOVATIONS TO CERTAIN LEASED PREMISES WITHIN A BUILDING, AND THE ACQUISITION, LEASING. INSTALLATION AND MAINTENANCE FROM TIME TO TIME OF MACHINERY, EQUIPMENT AND CERTAIN OTHER TANGIBLE PERSONAL PROPERTY AT SUCH BUILDING WITHIN THE CITY OF NEW YORK, ALL FOR THE PROVIDING OF CORPORATE HEADQUARTERS AND INSURANCE SERVICES, ANNUITIES, MUTUAL FUNDS AND SECURITIES AND RELATED OPERATIONS, FOR SALE OR LEASE TO THE AGENCY AND SUBSEQUENT LEASE TO THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK AND/OR ONE OR MORE OF ITS AFFILIATES AND TO TAKE OTHER PRELIMINARY ACTION"

            WHEREAS, on March 12, 1996 the New York City Industrial Development Agency (the "Agency") adopted a resolution entitled "Resolution of the New York City Industrial Development Agency authorizing The Mutual Life Insurance Company of New York and certain affiliates to acquire, renovate, equip and maintain from time to time a certain commercial facility consisting of the construction from time to time of leasehold improvements and renovations to certain leased premises within a building, and the acquisition, leasing, installation and maintenance from time to time of machinery, equipment and certain other tangible personal property at such building within The City of New York, all for the providing of corporate headquarters and insurance services, annuities, mutual funds and securities and related operations, for sale or lease to the Agency and subsequent lease to The Mutual Life Insurance Company of New York and/or one or more of its affiliates and to take other preliminary action" (the "Prior Resolution"); and

            WHEREAS, it was contemplated pursuant to the Prior Resolution that the Project building, at which certain premises are to be leased to The Mutual Life Insurance Company of New York (the "Company") for the effectuation of the Project, would be condominiumized to permit the Agency to provide real estate tax benefits to the Company as part of the financial assistance being provided by the Agency; and

            WHEREAS, the Company has advised the Agency that the owner of the Project building may be unwilling to subject the building to a condominium regime from concern (y) in conveying title to any portion of the building to the Agency, and (z) that the other tenants in the Project building may seek to make claim under their leases that the respective real estate tax liability of such tenants as part of their rent should be reduced as a result therefrom; and

            WHEREAS, it has been proposed that the Agency amend the Prior Resolution such that the financial assistance to be provided by the Agency for the Project be adjusted to accommodate these concerns;

            NOW, THEREFORE, BE IT RESOLVED BY THE NEW YORK CITY INDUSTRIAL DEVELOPMENT AGENCY AS FOLLOWS:

            Section 1. In order to effectuate the Project, the Agency hereby approves the following changes in the financial assistance to be provided to the Company for the Project pursuant to the Prior Resolution:

            (a) the amount of real property tax savings shall be increased by up to $600,000 on a net present value basis unless the condominium structure for the Project building shall be implemented by August 30, 1996; and

            (b) in the event that any of the aforementioned other tenants of the Project building shall successfully judicially challenge their respective real estate tax liability under their commercial leases at the Project building, and the owner of the Project building shall suffer a loss of real estate tax rental revenues as a result of the condominium structure, the Agency shall increase its real estate tax savings for the Project by an amount equal to one-half (1/2) of such loss but not to exceed $1,400,000 on a net present value basis; or

            (c) in the event that the condominium structure shall not be capable of being implemented, the Agency shall increase its sales tax savings for the Project from $1,500,000 on a net present value basis to $2,300,000 (also on a net present value basis) and thereby increase the maximum amount of bonds to be issued from $28,500,000 to an amount not to exceed S47,500,000.

            Section 14. This Resolution is to take effect immediately.

ADOPTED:    April 9, 1996

                              EXHIBIT "B"


            1. Landlord and Tenant hereafter shall continuously and in good faith use their diligent efforts to implement the Economic Incentive Package. Landlord acknowledges that the implementation of the Economic Incentive Package shall entail, among other things, converting the Building to a condominium form of ownership, deeding units leased to Tenant to the IDA for subsequent lease to Landlord, subleasing such units to Tenant, exempting such units deeded to the IDA from Taxes, and entering into certain other subleases between Tenant and the IDA. Notwithstanding any provision hereof to the contrary, Tenant acknowledges that, in connection with the implementation of the Economic Incentive Package, in no event shall Landlord be required to mortgage its interest in the Building or the Real Property or the income earned therefrom.

            2. Landlord and Tenant each acknowledges that the Economic Incentive Package is to be entirely for the benefit of Tenant, and is not for the benefit of Landlord or any other party. Notwithstanding the foregoing, except to the extent provided in the final sentence of this Section 2 and in Section 11 hereof, if any other tenant or occupant shall claim that it is entitled to a reduction in any real estate tax escalation payment which such other tenant or occupant would otherwise be obligated to pay but for any action taken to implement the Economic Incentive Package, or but for the implementation of the Economic Incentive Package (including, without limitation, the fact that all or any portion of the Building shall be exempt from the payment of Taxes, or shall be subject to payments in lieu of real estate taxes) and such claim shall be sustained pursuant to a final non-appealable adjudication, then Tenant shall pay to Landlord, as additional rent, the amount of such reduction, provided that Landlord shall have diligently and in good faith defended such claim, and shall have consulted with Tenant in connection therewith, as provided herein. Tenant shall also pay to Landlord, as additional rent, the reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Landlord in defending any such claim. Landlord shall diligently and in good faith defend any such claim made by such tenant or occupant using counsel reasonably acceptable to Tenant (it being agreed that Proskauer Rose Goetz & Mendelsohn LLP are deemed to be acceptable to Tenant), and shall consult with Tenant in connection therewith. Notwithstanding the provisions of this Section 2, if and to the extent pursuant to the Documentation Landlord shall be reimbursed for the amount of such reductions and such costs and expenses, or if and to the extent such tenant or occupant shall reimburse Landlord for such costs and expenses, Landlord shall not look to Tenant for the amount reimbursed.

            3. Landlord and Tenant shall negotiate in good faith documentation to implement the Economic Incentive Package (collectively, the "Documentation") and, upon agreement by the parties to the terms of the Documentation, shall execute the Documentation, provided the Documentation is commercially reasonable, is consistent with the provisions hereof, and is otherwise consistent with documentation entered into in similar transactions with the City and the IDA. Tenant agrees to pay the reasonable expenses incurred by Landlord in connection with the transactions contemplated hereby (including all costs of negotiating the Documentation and all costs of removing the condominium regime from the Building within six (6) months after the termination of the Economic Incentive Package), other than those expenses which Landlord would have incurred without regard to the application hereof, provided that the legal fees and disbursements incurred by Landlord in connection with such transactions shall be limited to the legal fees and disbursements (exclusive of disbursements consisting of the legal fees of another law firm) of (i) one law firm and (ii) if Landlord has separate tax counsel, the legal fees and disbursements of such tax counsel.

            4. If as a result of a requirement of the City or the IDA Landlord shall be required to execute any Documentation or take any action to implement the Economic Incentive Package and Landlord shall refuse to execute or perform the same, then Landlord shall have no obligation to convert the Building to a condominium form of ownership or otherwise implement the Economic Incentive Package, provided that, if the reason for Landlord's refusal is that the Documentation requires that Landlord mortgage its interest in the Building or the Real Property or the income earned therefrom, then the Amendment shall be deemed to be modified by the provisions of Section 5 hereof. If any dispute shall arise between Landlord and Tenant as to whether any Documentation to be executed by Landlord or Tenant complies with the provisions hereof (including
Section 4 hereof) and, accordingly, whether Landlord or Tenant is obligated to execute the same, either party may submit such dispute to expedited binding arbitration in the City of New York under the Expedited Procedures provisions of the Commercial Arbitration Rules of the American Arbitration Association or any successor thereto. The authority of the arbitrator shall be limited solely to determining whether such Documentation complies with the provision hereof and, accordingly, whether Landlord or Tenant, as the case may be, is obligated to execute such Documentation. The reasonable arbitration costs of the successful party to such arbitration (including, without limitation, such party's reasonable attorneys' fees and disbursements) shall be paid by the losing party. If the arbitrator shall determine that Tenant is obligated to execute such Documentation and Tenant shall fail or refuse to execute the same promptly after written notice of the arbitrator's decision is delivered to Tenant, then Landlord shall have no further obligation to convert the Building to condominium ownership or otherwise implement the Economic Incentive Package, and the Amendment shall be deemed to be modified by the provisions of Section 5 hereof. If the arbitrator shall determine that Landlord is obligated to execute such Documentation and, notwithstanding such determination, Landlord shall fail or refuse to execute the same within five (5) Business Days after written notice of the arbitrator's decision is delivered to Landlord, then Landlord shall have no obligation to convert the Building to a condominium form of ownership or otherwise implement the Economic Incentive Package, the Amendment shall not be deemed to be modified by the provisions of Section 5 hereof, and Tenant, as its sole remedy, shall be entitled to receive the arbitration fees, attorneys' fees and disbursements referred to herein. If the arbitrator shall determine that Landlord is not obligated to execute such Documentation and the arbitrator does not determine that Tenant must execute other Documentation in lieu thereof, and if Landlord shall fail or refuse, within five (5) Business Days after receipt of the determination of the arbitrator to execute such Documentation to be executed by Landlord, the Amendment shall be deemed to be modified by the provisions of
Section 5 hereof.

            5. If Landlord shall deliver the Notice and the Building shall be converted to a condominium form of ownership, or if pursuant to the express provisions hereof, the Amendment is deemed to be modified by the provisions of this Section 5, then (i) Section 3(A)(vi) of the Amendment shall be deemed deleted and the following shall be


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
inserted in lieu thereof: "(vi) Six Million Two Hundred Sixty-Nine Thousand Nine Hundred Dollars ($6,269,900) per annum for the period commencing on June 1, 2011 and ending on May 31, 2016 ($522,499.71 per month)"; and (ii) Section 3(B) of the Amendment shall be deemed deleted. If the Building shall be converted to a condominium form of ownership in order to implement the Economic Incentive Package, then the following shall be inserted at the end of Article 3 of the
Amendment: "If the Building is converted to a condominium form of ownership in order to implement the Economic Incentive Package, and the Taxes in respect of any condominium unit(s) leased solely to Tenant shall be abated as a result thereof, the Fixed Rent payable under this Lease shall be reduced, for the period that such unit(s) are subject to such abatement, by an amount equal to the Base Taxes multiplied by the percentage interest ascribed to such unit(s) in the Declaration of Condominium for the Building to be entered into in connection with the conversion of the Building to a condominium form of ownership. If any Taxes shall be payable for such unit(s) during the period that such unit(s) are subject to an abatement, Tenant shall pay the same to Landlord as additional rent within ten (10) days after demand therefor (but in no event prior to fifteen (15) days prior to the date such Taxes are payable to the applicable Governmental Authorities). No Tax Payments shall be payable with respect to any unit(s) as to which Taxes are abated as provided herein for as long as Taxes are abated for such unit(s) as provided herein. It is contemplated that any payments in lieu of real estate taxes with respect to such unit(s) will be paid by Tenant directly to the City or the IDA."

            6. Notwithstanding any provision hereof to the contrary, Landlord shall have no obligation to convert the Building to a condominium form of ownership or otherwise implement the Economic Incentive Package, and the Amendment shall be deemed to be modified by the provisions of Section 5 hereof, if Tenant shall elect not to receive the Economic Incentive Package specified in the Resolution from the City and the IDA or such Economic Incentive Package is not available to Tenant by reason of Tenant's failing to execute any Documentation required by the City or the IDA or otherwise failing to comply with the requirements of the City or the IDA.

            7. If, at any time after the Building has been converted to a condominium form of ownership pursuant to the provision hereof, Tenant shall at any time elect to terminate or abandon the portion of the Economic Incentive Package consisting of reduced, abated or exempted Taxes, then upon request by Tenant, Landlord shall reasonably cooperate with Tenant in connection therewith, at Tenant's sole cost and expense.

            8. If the Building has been submitted to condominium form of ownership and if Landlord shall fail or refuse to contest the assessed valuation (including the commencement and prosecution of applicable tax certiorari proceedings) for the Building, then Tenant may, to the extent permitted by Requirements and not prohibited by the Documentation, with no cost, expense or liability to Landlord, contest the assessed valuation of any condominium units leased or subleased by Landlord or the IDA solely to Tenant. Landlord shall reasonably cooperate with Tenant in connection therewith, provided the same shall impose no cost, expense or liability on Landlord.

            9. Landlord and Tenant acknowledge that no transfer of the Real Property to the IDA which may be entered into in order to implement the Economic Incentive Package shall be deemed to be (x) a transfer of Landlord's interest in the Real

Property for purposes of Section 37.2 or Article 41 of the Lease, or (y) an acquisition, taking or condemnation for purposes of Article 11 of the Lease.

            10. If, pursuant to the provisions hereof, the Amendment shall be deemed modified by the provisions of Section 5 hereof then, at the request of either party, Landlord and Tenant shall execute and deliver to each other an agreement confirming such modification of the Amendment, provided, however, that the failure of Landlord or Tenant to execute or deliver the same shall not vitiate the automatic modification of the Amendment pursuant to the provisions hereof.

            11. Subject to the provisions of this Section 11, Landlord shall include, in each lease for space in the Building which Landlord shall enter into after the date hereof, a clause to the effect that if Landlord shall implement, or shall have implemented, an economic incentive package for the benefit of a tenant or other occupant of the Building and, as a result thereof, Taxes shall be reduced or abated, in whole or in part, with respect to all or any portion of the Building, then for purposes of calculating the tax escalation payment payable by such tenant for any space leased by such tenant (other than any space leased by such tenant which is subject to payments in lieu of taxes), Taxes shall be the Taxes which would have been payable without regard to such reduction or abatement. Notwithstanding the foregoing, (i) if Landlord shall not include such clause in any such lease, Tenant shall have no obligation to reimburse Landlord, as required by Section 2 hereof, with respect to any reduction in real estate tax escalation payments to which the tenant under such lease may be entitled or the costs and expenses incurred by Landlord in attempting to collect such real estate tax escalation payments from such taxes, and (ii) Landlord shall not be obligated to include such clause in any lease after (x) the date

Landlord otherwise is no longer obligated to convert the Building to a condominium form of ownership, or (y) if the Building has been converted, after the termination of the condominium or the Economic Incentive Package.

            12. Subject to the provisions of this Section 12, Landlord shall include in each lease for space in the Building which Landlord shall enter into after the date hereof a clause to the effect that if there shall be implemented an economic incentive package for the benefit of the Tenant or other occupant of the Building, and as a result thereof, Landlord's electric costs shall be reduced or abated in whole or in part with respect to all or any portion of the Building, then for purposes of calculating the electric costs and operating expense escalation payment payable by such tenant, Landlord's electric costs and Building operating expenses shall be the electric costs and Building operating payments which would have been payable without regard to such reduction or abatement. Notwithstanding the foregoing, (i) if Landlord shall not include such clause in any such lease, Tenant shall have no obligation to reimburse Landlord, as required by Section 8(B) of the Amendment, with respect to any reduction in electric payments or operating expenses to which the tenant under such lease may be entitled and (ii) Landlord shall not be obligated to include such clause in any lease after (x) the date Tenant abandons its efforts to receive the BIR Reductions, (y) if Tenant shall receive the BIR Reductions, after the termination of the BIR Reductions or (z) the date electricity consumed at the Premises leased by Tenant which are subject to the BIR Reductions are directly metered for electricity.